UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2009

Date of Report (Date of earliest event reported)

DESIGN WITHIN REACH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50807	94-3314374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco CA 94104

(Address of principal executive offices, Zip Code)

(415) 676-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2009, Design Within Reach, Inc. (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) of its intent to delist its common stock from the NASDAQ Global Market. The Company currently anticipates that on July 6, 2009 it will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of its common stock. The Company expects that trading in its common stock will be suspended by NASDAQ effective at the open of business on July 6, 2009, with official delisting of the common stock effective ten days thereafter, on July 16, 2009.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Among those risks and uncertainties are: the risk that the Company will not file a Form 25 with the Securities and Exchange Commission on July 6, 2009 or at any time thereafter, as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and discussions of risk factors in the Company’s subsequent filings with the Securities and Exchange Commission. Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2009

DESIGN WITHIN REACH, INC.

By:	/s/ Ray Brunner
Name: Ray Brunner Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release